UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2012 (as of February 16, 2012)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

75-153 Merle Drive Suite B Palm Desert CA	92211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(760) 610-6758

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 17, 2011, Surge Global Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”), for the sale of an 8% convertible note in the principal amount of $45,000 (the “Note”) which agreement was effective upon funding. The financing closed on September 23, 2011.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on or before June 21, 2012. Any unpaid portions of the Note are convertible commencing on or after March 23, 2012 into common stock, at Asher’s option, at a 40% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 135% if prepaid 91 days following the closing through 120 days following the closing, (iii) 140% if prepaid 121 days following the closing through 150 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. At any time after the expiration of 181 days following the date of the Note and 270 days, the Company has the right of prepayment in an amount equal to 200% of any principal or interest outstanding.

Asher had agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The total net proceeds the Company received from this Offering were $42,500.

Recent Developments

On February 20, 2012, the Company retired the Asher loans by making payment of $64,479.45 in full payment of all principal, accrued interest and payment premium. As a result, the Company will not be required to issue any common shares under the conversion clause.

Item 8.01 Other Events.

On January 9, 2012, Surge Global Energy, Inc. (“Surge”) reported in a Form 8-K that it had entered into Letter Of Intent (“LOI”) with Mr. John Schaeffer to market two products developed by Mr. Schaeffer on an exclusive basis for a minimum of three years. The two products include: a pain disc and an athletic performance disc that implements holographic acupressure technology.

On February 16, 2012, Surge’s Board of Directors decided not to pursue a definitive agreement with Mr. Schaeffer to market the aforementioned products.

On February 17, 2012, the Company received the second payment on the Gell Properties note in the amount of $48,781.40.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: February 23, 2012	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer

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